SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  May 3, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

On May 3, 2011, Akorn, Inc. (“Akorn”, or the “Company”) purchased all of the outstanding shares of stock of Advanced Vision Research, Inc. (“AVR”) for $26.0 million in cash on hand.  On May 9, 2011, Akorn filed a Current Report on Form 8-K to report completion of the acquisition, which is being amended hereby to provide the financial statements of AVR as required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the original filing.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited consolidated financial statements of AVR as of and for the year ended December 31, 2010 are filed as Exhibit 99.1 to this Current Report on Forma 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements of Akorn, Inc. as of and for the year ended December 31, 2010 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

10.1
Share Purchase Agreement, dated May 3, 2011, by and among Akorn, Inc., AVR Business Trust, Advanced Vision Research, Inc., Advanced Vision Pharmaceuticals, LLC, and the Shareholders of AVR Business Trust, incorporated by reference to Exhibit 10.1 to our report on Form 8-K filed on May 9, 2011.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm
99.1	Audited consolidated financial statements of AVR as of and for the year ended December 31, 2010.
99.2	Unaudited pro forma condensed combined balance sheet as of December 31, 2010 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

	By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date: May 10, 2011